CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of BetzDearborn Inc. and to the incorporation by reference therein of our report dated February 2, 1998, with respect to the consolidated financial statements and schedule of BetzDearborn Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 9, 1998